EXHIBIT 23



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



                 As independent public accountants, we hereby consent to the incorporation of our report dated August 12, 1994, included in this Form 10-K, into the Company's previously filed Registration Statement No. 33-31457, relating to the Dividend Reinvestment and Stock Purchase Plan of the Company.


                                                            Arthur Andersen LLP



         Louisville, Kentucky
         August 26, 1994